UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):  May 1, 2024

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 588-5555

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on May 1, 2024 (the “Annual Meeting”), the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 21, 2024: (i) the election of each of Robert Zerbe, Alan Rubino, Heidi Hagen, Steven Gilman, Kevin McLaughlin, Paul Wotton, Lisa Wright and Dominick Colangelo as a director of the Company to serve for a one-year term expiring at the Company’s 2025 annual meeting of shareholders and until his or her successor has been elected and qualified (“Proposal 1”), (ii) the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company (“Proposal 2”), (iii) the frequency of future advisory votes to approve the compensation of our named executive officers (“Proposal 3”) and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 4”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert Zerbe	41,278,370	2,004,339	2,202,810
Alan Rubino	41,205,989	2,076,720	2,202,810
Heidi Hagen	35,218,337	8,064,372	2,202,810
Steven Gilman	42,205,350	1,077,359	2,202,810
Kevin McLaughlin	42,263,852	1,018,857	2,202,810
Paul Wotton	40,144,951	3,137,758	2,202,810
Lisa Wright	40,724,522	2,558,187	2,202,810
Dominick Colangelo	42,041,793	1,240,916	2,202,810

The Company’s shareholders approved, on a non-binding advisory basis, Proposal 2 concerning the compensation of the Company’s named executive officers. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,241,020	2,005,128	36,561	2,202,810

The Company’s shareholders voted, on an advisory basis, that future advisory votes on executive compensation should be submitted to the stockholders every year. The votes cast at the Annual Meeting for Proposal 3 were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
42,535,836	25,539	695,196	26,138	2,202,810

The Board of Directors considered the voting results with respect to Proposal 3 and has determined that the Company will hold future non-binding advisory votes of the shareholders on the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement every year until the next required advisory vote of the Company’s shareholders on the frequency of shareholder advisory votes on executive compensation.

The Company’s shareholders approved Proposal 4 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions
43,592,984	1,867,944	24,591

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 3, 2024	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Chief Legal Officer